Contact: Jon Anderson, Actel Corporation (650) 318-4445

For Release: June 8, 2006 @ 2:00 P.M. PT

ACTEL CORPORATION ANNOUNCES SECOND QUARTER BUSINESS UPDATE

Mountain View, Calif. – June 8, 2006 – Actel Corporation (NASDAQ: ACTL) today released its business update for the second quarter of fiscal 2006.

• We expect revenues for the second quarter to be flat to up in the low single digit range, which is unchanged from our previous guidance.

• We anticipate that gross margin for the first quarter will be about 59%, which is unchanged from our previous guidance.

• We expect operating expenses to come in at approximately $29.6 million, which includes an estimated $2.9 million of stock-based compensation expense. This is unchanged from our previous guidance.

• We anticipate that other income will be about $1.5 million, which is unchanged from our previous guidance.

• We expect to record a tax provision of approximately $0.2 million in the quarter, which is unchanged from our previous guidance.

• We anticipate that our share count will be about 25.8 million shares and that our fully diluted share count will be about 27.3 million shares. This is unchanged from our previous guidance.

The statements above are forward-looking statements made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and should be read with the “Risk Factors” in Actel’s most recent Form 10-K or 10-Q. Actel’s quarterly revenues and operating results are subject to a multitude of risks, including general economic conditions and a variety of risks specific to Actel or characteristic of the semiconductor industry, such as fluctuating demand, intense competition, rapid technological change and related intellectual property and international trade issues, wafer and other supply shortages, and booking and shipment uncertainties. These and the other Risk Factors make it difficult for Actel to accurately project quarterly revenues and operating results, and could cause actual results to differ materially from those projected in the forward-looking statements. Any failure to meet expectations could cause the price of Actel’s stock to decline significantly.

No conference call will be held in conjunction with this business update. Actel’s second quarter financial results will be released on July 25, 2006.

Editor’s Note: The Actel name and logo are trademarks of Actel Corporation.